Exhibit 99.1

DIAMONDPEAK HOLDINGS CORP.

PRO FORMA BALANCE SHEET

	Actual as of March 4,	Pro Forma
	2019	Adjustments		As Adjusted
		(unaudited)		(unaudited)
ASSETS
Current Assets:
Cash	$1,345,822	$—		$1,345,822
Prepaid expenses	166,500	—		166,500
Total Current Assets	1,512,322	—		1,512,322

Cash held in Trust Account	250,000,000	30,000,000	(a)	280,000,000
		600,000	(b)
		(600,000	)(c)

Total Assets	$251,512,322	$30,000,000		$281,512,322

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liability – Accrued offering costs	$18,539	$—		$18,539
Total Current Liabilities	18,539	—		18,539

Deferred underwriting fee payable	8,750,000	1,050,000	(d)	9,800,000
Total Liabilities	8,768,539	1,050,000		9,818,539

Commitments and contingencies

Common stock subject to possible redemption, 23,774,378 and 26,669,378 shares, respectively, at $10.00 per share	237,743,780	28,950,000	(f)	266,693,780

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—	—		—
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 1,225,622 and 1,330,622 shares, respectively, issued and outstanding (excluding 23,774,378 and 26,669,378 shares, respectively, subject to possible redemption)	123	300	(a)	133
		(290	)(f)

Class B Common stock, $0.0001 par value; 10,000,000 shares authorized; 7,187,500 and 7,000,000 shares, respectively, issued and outstanding	719	(19	)(e)	700
Additional paid-in capital	5,003,042	29,999,700	(a)	5,003,051
		600,000	(b)
		(600,000	)(c)
		(1,050,000	)(d)
		19	(e)
		(28,949,710	)(f)

Accumulated deficit	(3,881)	—		(3,881)
Total Stockholders' Equity	5,000,003	—		5,000,003
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$251,512,322	$30,000,000		$281,512,322

See accompanying note to the pro forma balance sheet.

DIAMONDPEAK HOLDINGS CORP.

NOTE TO PRO FORMA BALANCE SHEET

(unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of DiamondPeak Holdings Corp. (the “Company”) as of March 4, 2019, adjusted for the partial closing of the underwriters’ over-allotment option and related transactions which occurred on March 18, 2019, as described below. The underwriters have notified the Company that they will not be exercising the remaining over-allotment units, as such the Company has forfeited a portion of the Founder Shares.

On March 18, 2019, the Company consummated the closing of the sale of 3,000,000 additional units (the “Units”) at a price of $10.00 per unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option, generating additional gross proceeds of $30,000,000 to the Company. Each Unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share. Simultaneously with the exercise of the over-allotment, the Company consummated the private placement of an additional 400,000 warrants (the “Private Placement Warrants”) to DiamondPeak Sponsor LLC (the “Sponsor”), generating aggregate gross proceeds of $600,000 to the Company. Transaction costs amounted to $1,650,000, consisting of $600,000 in cash underwriting fees and $1,050,000 of additional underwriting fees, which have been deferred until the completion of the Company’s initial business combination. As a result of the underwriters’ election to partially exercise their over-allotment option, 187,500 shares of Class B common stock issued to the Sponsor (the “Founder Shares’) were forfeited and 750,000 Founder Shares are no longer subject to forfeiture, resulting in an aggregate of 7,000,000 Founder Shares issued and outstanding. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entries:	Debit	Credit
a.	Cash held in Trust Account	30,000,000
	Class A Common stock		300
	Additional paid-in capital		29,999,700
	To record sale of 3,000,000 Units on over-allotment option at $10.00 per Unit.

b.	Cash held in Trust Account	600,000
	Additional paid-in capital		600,000
	To record sale of 400,000 Private Placement Warrants at $1.50 per Private Placement Warrant.

c.	Additional paid-in capital	600,000
	Cash held in Trust Account		600,000
	To record payment of 2.0% of cash underwriting fee on over-allotment option.

d.	Additional paid-in capital	1,050,000
	Deferred underwriting fees		1,050,000
	To record the liability for deferred underwriting fees on over-allotment option.

e.	Class B Common stock	19
	Additional paid-in capital		19
	To record forfeiture of 187,500 Founder Shares.

f.	Class A Common stock	290
	Additional paid-in capital	28,949,710
	Common Stock Subject to Redemption		28,950,000
	To reclassify common stock out of permanent equity into mezzanine redeemable stock.